CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund III of our report dated January 27, 2025, relating to the financial statements and financial highlights which appears in Ecofin Global Renewables Infrastructure Fund’s Certified Shareholder Report on Form N-CSR for the year ended November 30, 2024. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 28, 2025